2II Putnam Capital Opportunities Fund attachment
4/30/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended April 30, 2006, Putnam Management has
assumed $12,298 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A		2,379

72DD2 (000s omitted)

Class M		27
Class R		5
Class Y		2,850

73A1 (000s omitted)

Class A		0.073

73A2 (000s omitted)

Class M		0.018
Class R		0.068
Class Y 		0.105

74U1 (000s omitted)

Class A		37,813
Class B		19,325
Class C		2,877

74U2 (000s omitted)

Class M		1,473
Class R		111
Class Y		30,470

74V1

Class A		12.60
Class B		11.83
Class C		11.94

74V2

Class M		12.07
Class R		12.49
Class Y		12.79


Additional Information About Errors and Omissions Policy  Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.